UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2017 (April 28, 2017)

ALLIANCEBERNSTEIN HOLDING L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09818 (Commission File Number)	13-3434400 (IRS Employer Identification No.)

1345 Avenue of the Americas, New York, New York (Address of principal executive offices)	10105 (Zip Code)
Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
AllianceBernstein Corporation (“Corporation”) is the general partner of AllianceBernstein Holding L.P. (“AB Holding”) and AllianceBernstein L.P. (“AllianceBernstein” and, together with the Corporation and AB Holding, “AB”). AB Holding’s and AllianceBernstein’s activities are managed and controlled by the Corporation. The board of directors of the Corporation (the “Board”) acts as the board of directors for each of AB Holding and AllianceBernstein. Equitable Holdings, LLC (the “Stockholder”) is the sole stockholder of the Corporation.
Board Changes
On April 28, 2017, the Stockholder acted by written consent to remove the following nine directors from the Board: Christopher M. Condron, Steven G. Elliott, Deborah S. Hechinger, Weston M. Hicks, Heidi S. Messer, Scott A. Schoen, Lorie A. Slutsky, Joshua A. Weinreich and Peter S. Kraus. Following this action by the Stockholder, Denis Duverne and Mark Pearson remain on the Board.
On April 29, 2017, the Stockholder acted by written consent to elect the following six directors to the Board: Seth Bernstein, Ramon de Oliveira, Barbara Fallon-Walsh, Daniel Kaye, Anders Malmström and Robert Zoellick to the Board. These six directors join Denis Duverne and Mark Pearson on the eight-member Board. Robert Zoellick was named Chairman of the Board. Daniel Kaye, Barbara Fallon-Walsh and Ramon de Oliveira were appointed to the Audit Committee. Barbara Fallon-Walsh and Seth Bernstein were appointed to, and will join Denis Duverne on, the Corporate Governance Committee. Robert Zoellick, Barbara Fallon-Walsh and Daniel Kaye were appointed to, and will join Denis Duverne on, the Compensation Committee. Seth Bernstein and Ramon de Oliveira were appointed to, and will join Denis Duverne on, the Executive Committee. In connection with his appointment to Chairman of the Board, Mr. Zoellick will receive an annual cash fee of $425,000, paid quarterly, and an annual equity-based grant with a grant date fair value equal to $425,000. A copy of the non-executive chairman agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. Messrs. de Oliveira and Kaye and Ms. Fallon-Walsh will receive compensation for non-employee directors as described in AB’s 2016 Annual Report on Form 10-K under “Director Compensation in 2016.”
CEO Transition
On April 28, 2017, the Board terminated Peter S. Kraus from his position as Chief Executive Officer of AB. In connection with his termination, Mr. Kraus entered into a cooperation letter with AB pursuant to which he is entitled to termination benefits as set forth in his employment agreement with AB and an amount equal to the salary he would have earned through the expiration of his employment agreement. A copy of the cooperation letter is attached to this report as Exhibit 10.2 and is incorporated herein by reference.
Seth Bernstein, age 55, was appointed as President and Chief Executive Officer of AB to provide services pursuant to an employment agreement effective May 1, 2017. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division. He is a member of the Board of Managers of Haverford College. Mr. Bernstein brings to the board of directors extensive knowledge of the asset management industry and extensive experience in financial services, including as a result of his 32-year career at JPMorgan Chase & Co. AB entered into an employment agreement with Mr. Bernstein, pursuant to which Mr. Bernstein will receive a base salary of $500,000 per year and a target cash bonus opportunity of $3,000,000 per year (which for 2017 will also be his minimum cash bonus). In connection with his commencement of employment, Mr. Bernstein will be granted restricted units in respect of limited partnership units in AB Holding with a grant date fair value of $3,500,000. Subject to accelerated vesting clauses in the employment agreement (e.g., by reason of AXA ceasing to control the management of AB’s business or AB Holding ceasing to be publicly traded and certain qualifying terminations of employment), the restricted units granted to Mr. Bernstein will vest ratably on each of the first four anniversaries of his commencement date subject to Mr. Bernstein’s continued employment with AB through the applicable vesting date. Mr. Bernstein will be eligible for cash distributions on his unvested and vested restricted units beginning on the grant date paid at the same time as cash distributions are paid to holders of limited partnership units generally. Commencing in 2018, Mr. Bernstein will be eligible for annual equity-based awards in respect of AB Holding with a grant date fair value equal to $3,500,000. The term of the employment agreement is three years beginning on May 1, 2017, which will automatically extend for additional one-year periods unless either party provides at least 90 days’ written notice. Upon certain qualifying terminations of employment, Mr. Bernstein is entitled to severance payments and benefits as set forth in the employment agreement. Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to noncompetition and nonsolicitation of customers and employees during employment and for six months and twelve months, respectively, following his termination of employment. A copy of the employment agreement is attached to this report as Exhibit 10.3 and is incorporated herein by reference.
A copy of AB’s press release announcing these leadership changes is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
AXA Unit Purchase Agreement with Mr. Kraus
On April 30, 2017, AXA America Holdings, Inc. (“AXA America”), an indirect parent of the Stockholder, entered into a unit purchase agreement with Mr. Kraus covering all of the AB Holding units beneficially owned by Mr. Kraus. Mr. Kraus beneficially owns 4,337,643 AB Holding units. Pursuant to the unit purchase agreement, AXA America has agreed to purchase from Mr. Kraus, and Mr. Kraus has agreed to sell to AXA America, on September 1, 2017, the AB Holding units owned by Mr. Kraus as of the close of business on April 28, 2017 at a purchase price of $22.90 per unit (not including restricted AB Holding units (the “Restricted Units”) to be delivered at specified future dates to Mr. Kraus in accordance with the terms of his employment agreement or with respect to which he has deferred delivery). As to the Restricted Units, AXA America and Mr. Kraus have agreed to call and put options, respectively, at specified future market prices if the AB Holding units are trading within a specified trading price range, and Mr. Kraus has granted AXA America a right of first refusal on future sales of Restricted Units by Mr. Kraus if the market price of the AB Holding units is outside of such specified trading price range, in each case as further described in the unit purchase agreement. A copy of the unit purchase agreement is attached to this report as Exhibit 10.4 and is incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Non-Executive Chairman Agreement between Robert Zoellick and AllianceBernstein Corporation
10.2	Cooperation Letter among Peter S. Kraus, AllianceBernstein Holding L.P., AllianceBernstein L.P. and AllianceBernstein Corporation
10.3	Employment Agreement among Seth Bernstein, AllianceBernstein Holding L.P., AllianceBernstein L.P. and AllianceBernstein Corporation
10.4	Unit Purchase Agreement between AXA America Holdings, Inc. and Peter S. Kraus
99.1	Press release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALLIANCEBERNSTEIN HOLDING L.P.

BY:    /s/ David M. Lesser
    David M. Lesser
    Corporate Secretary
Date: May 1, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Non-Executive Chairman Agreement between Robert Zoellick and AllianceBernstein Corporation
10.2	Cooperation Letter among Peter S. Kraus, AllianceBernstein Holding L.P., AllianceBernstein L.P. and AllianceBernstein Corporation
10.3	Employment Agreement among Seth Bernstein, AllianceBernstein Holding L.P., AllianceBernstein L.P. and AllianceBernstein Corporation
10.4	Unit Purchase Agreement between AXA America Holdings, Inc. and Peter S. Kraus
99.1	Press release